Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Genie Energy Ltd.

Newark, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-177565) of Genie Energy Ltd. of our reports dated March 15, 2016, relating to the consolidated financial statements, and the effectiveness of Genie Energy Ltd.’s internal control over financial reporting, which appear in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Woodbridge, NJ

March 15, 2016